As filed with the Securities and Exchange Commission on September 19, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Maplebear Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-0723335
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Beale Street, Suite 600

San Francisco, California 94105

(888) 246-7822

(Address of principal executive offices, including zip code)

Maplebear Inc. 2013 Equity Incentive Plan

Maplebear Inc. 2018 Equity Incentive Plan

(Full titles of the plans)

Fidji Simo

Chief Executive Officer

Maplebear Inc.

50 Beale Street, Suite 600

San Francisco, California 94105

(888) 246-7822

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jon Avina Rachel Proffitt Jonie Kondracki Milson Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Morgan Fong Bradley Libuit Hyun Jee Son Kelsey Wilcox Maplebear Inc. 50 Beale Street, Suite 600 San Francisco, California 94105 (888) 246-7822

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of common stock (the “Shares”) of Maplebear Inc., a Delaware corporation (“us”, “we” or the “Registrant”), referred to herein that constitute “control securities” or “restricted securities,” as applicable, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current employees (including certain officers) of the Registrant (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Maplebear Inc.

354,079 Shares of Common Stock

This prospectus relates to 354,079 shares of common stock, par value $0.0001 per share (the “Shares”), of Maplebear Inc., a Delaware corporation, which Shares may be offered from time to time by certain stockholders that are our current employees (the “Selling Stockholders”), for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to the Maplebear Inc. 2013 Equity Incentive Plan (as amended and/or restated, the “2013 Plan”), the Maplebear Inc. 2018 Equity Incentive Plan (as amended and/or restated, the “2018 Plan”), or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our common stock has been approved for listing on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CART.” The initial public offering price of our common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on September 18, 2023, was $30.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

Investing in our common stock involves a high degree of risk. Before buying any shares of our common stock, you should carefully read the discussion of the risks of investing in our common stock in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 2.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 19, 2023

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

Our design logos, “Maplebear,” “Instacart,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Maplebear Inc. or its affiliates. Other trade names, trademarks, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Instacart” refer to Maplebear Inc. and its consolidated subsidiaries.

i

THE COMPANY

Instacart

Instacart is powering the future of grocery through technology. We partner with retailers to help them successfully navigate the digital transformation of their businesses.

Instacart was founded in 2012 to bring the grocery industry online and help make grocery shopping effortless. We started by understanding what consumers want and then built enterprise-grade technologies that allow retailers to meet those needs. We want to enable any retailer, large or small, to drive success both online and in-store and serve their customers better in all of the ways they choose to shop. As of June 30, 2023, more than 1,400 national, regional, and local retail banners that collectively represent more than 85% of the U.S. grocery market, based on total grocery sales in 2022, excluding alcohol sales, partner with Instacart.

We help our retail partners reach 7.7 million monthly active orderers — which we define as customers who place at least one order on Instacart during a given calendar month — who spent approximately $317 per month on average on Instacart during the month ended June 30, 2023. Retailers reach customers through both Instacart Marketplace, where customers can shop from their favorite retailers through our app or website, and retailers’ owned and operated online storefronts that are powered by Instacart Enterprise Platform, our end-to-end technology solution encompassing eCommerce, fulfillment, Connected Stores, ads and marketing, and insights.

As consumers and retailers move online, consumer packaged goods brands can use Instacart Ads as a new way to reach customers at the point of purchase and within minutes of delivery and consumption. As of June 30, 2023, over 5,500 brands are using Instacart Ads and are now more easily discoverable as customers fill their digital carts. Instacart Ads offers brands a highly measurable ads offering that leverages first-party transaction data to move products off of store shelves more efficiently.

We believe the future of grocery is about helping consumers find products they love from retailers they trust, no matter where they are or how they choose to shop.

Corporate Information

We were incorporated as Maplebear Inc. in Delaware in 2012, and we do business as Instacart. Our principal executive offices are located at 50 Beale Street, Suite 600, San Francisco, California 94105. Our telephone number is (888) 246-7822. Our website address is www.instacart.com/company. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus.

RISK FACTORS

An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-274213), filed with the SEC on September 15, 2023, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future results of operations or financial condition, business strategy, and plans and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•

our expectations regarding our financial performance, including revenue, cost of revenue, gross profit, operating expenses, net income, and key metrics such as gross transaction value and orders, and our ability to maintain or increase future profitability and generate profitable growth over time;

•	economic and industry trends;

•	our ability to effectively manage our growth and plan for and execute growth strategies and initiatives;

•	anticipated trends, growth rates, and challenges in our financial performance, key metrics, and business and in the markets in which we operate;

•	our ability to attract and increase engagement of customers and shoppers;

•	our ability to expand our offerings to existing customers, retailers, and brands;

•	our ability to maintain and expand our relationships with retailers and brands;

•	our ability to continue to grow across our current markets and expand into new markets;

•	the effects of increased competition in our markets and our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;

•	our estimated market opportunity;

•	our ability to timely and effectively scale and adapt our offerings;

•	our ability to continue to innovate and enhance our offerings;

•

our ability to develop new offerings, features, and use cases and bring them to market in a timely manner, and whether current and prospective customers, retailers, brands, and shoppers will adopt these new products, offerings, features, and use cases;

•	the effects of the COVID-19 pandemic, including its variants, or other public health crises;

•	our ability to maintain, protect, and enhance our brand and intellectual property;

•	our ability to identify and complete acquisitions that complement and expand the functionality of Instacart and our offerings;

•	our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and internationally;

•	our reliance on key personnel and our ability to attract, maintain, and retain management and skilled personnel;

•	the increased expenses associated with being a public company; and

•	the future trading prices of our common stock.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus and the documents incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of July 31, 2023, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Number of Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 354,079 shares of common stock acquired or to be acquired by certain of our current employees (including certain officers) upon the exercise of stock options issued under our 2013 Plan and 2018 Plan and underlying outstanding restricted stock units issued under our 2018 Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our common stock subject to stock options and restricted stock units held by that person that are currently exercisable or exercisable within 60 days of July 31, 2023. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock prior to this offering on 279,665,446 shares of common stock outstanding as of July 31, 2023, assuming the sale and issuance by us of 14,100,000 shares of common stock upon the closing of our initial public offering (“IPO”), no exercise of the underwriters’ option to purchase additional shares of common stock from us in the IPO, and the following additional adjustments in connection with our IPO (based on assumed tax withholding rates set forth in our Registration Statement on Form S-1, as amended (File No. 333-274213), filed with the SEC on September 15, 2023, and incorporated by reference herein):

•	the automatic exchange of all outstanding exchangeable shares of our subsidiary, Aspen Merger Corp., into 688,787 shares of our non-voting common stock;

•	the net issuance of 17,638,627 shares of our non-voting common stock upon with the vesting and settlement of certain RSUs;

•	the repurchase and cancellation of 145,407 shares of our non-voting restricted stock upon the vesting of such non-voting restricted stock;

•	the net issuance of 4,197,340 shares of our common stock upon the net exercise of certain stock options;

•	the issuance of 254,000 shares of our voting common stock upon the cash exercise of a stock option;

•	the net issuance of 2,843,774 shares of our non-voting common stock upon the net exercise of an outstanding warrant to purchase common stock;

•

the conversion of all outstanding shares of our non-voting common stock and shares of our non-voting common stock underlying outstanding equity securities into an equivalent number of shares of our voting common stock;

•	the automatic conversion of all outstanding shares of our redeemable convertible preferred stock into 167,691,828 shares of our voting common stock; and

•

the reclassification of all outstanding shares of our voting common stock and shares of our voting common stock underlying outstanding equity securities into an equivalent number of shares of common stock.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Maplebear Inc., 50 Beale Street, Suite 600, San Francisco, California 94105.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Following this Offering(1)
	Shares	%(2)		Shares	%(2)
Morgan Fong(3)	410,681	*	165,714	244,967	*
Alan Ramsay(4)	65,101	*	39,270	25,831	*
Named Selling Stockholders(5)	8,240,466	3	136,305	8,104,161	3
Other Selling Stockholders(6)	176,266	*	12,790	163,476	*

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of any class of common stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.

(2)	For purposes of calculating this percentage, includes the aggregate number of shares of common stock held by the holders.
(3)

Consists of (i) 56,065 shares of our common stock held by Mr. Fong, (ii) 271,035 shares of our common stock subject to stock options that are exercisable within 60 days of July 31, 2023, and (iii) 83,581 shares of our common stock issuable pursuant to RSUs for which the service-based vesting condition will be satisfied within 60 days of July 31, 2023.

(4)	Consists of shares of our common stock issuable pursuant to RSUs for which the service-based vesting condition will be satisfied within 60 days of July 31, 2023.
(5)

Includes the following 540 named non-affiliate persons, each of whom holds at least 1,000 shares of our common stock: Aaron Chou, Aaron Levitan, Aaron Soo-Hoo, Abhinav Kharbanda, Abhishek Jain, Abhishek Mulay, Adam Cote, Adam Liem, Aditi Bhargava, Aditya Parakh, Aditya Subramanian, Adrian McInnes, Akshay Nair, Alberic Fort, Aleen Sossikian, Alexander Charlton, Alexey Rastaturin, Alijah Burton, Alison Miller, Allan Stewart, Allie Churney, Allison Guiney, Amanda Allt-Graham, Amanda Campos, Amanda Cohen, Ami Huggett, Amirali Darvishzadeh, Amod Mital, Amritansh Tripathi, Amy Shu, Amy Yung, Anahita Tafvizi, Andrea Metcalfe, Andrew Borg, Andrew Chen, Andrew Dagg, Andrew Nodes, Andrew ODore, Angela Ko, Aniket Zodpey, Ankush Saxena, Anna Johns, Annie Beharry, Anthony Ho Joon Yu, Anthony Super, Arielle Sheridan, Arjun Varma, Arnaud Ferreri, Arpit Shah, Arun Balakrishnan, Ashish Sinha, Ayush Kaul, Beatrice Abiero, Ben Lowenstein, Ben Wylie, Benjamin Knight, Bhavya Gulati, Bin Liu, Blake Polidore, Bonnie Staff, Bradley Dixon, Bradley Heinz, Bradley Libuit, Brandais Samora, Brandon Coakley, Breah Windus, Brendan Ashby, Breton Simmons-Krafft, Brian Button, Brian Gallucci, Brian Gillis, Brian Mahlstedt, Brian Repp, Bruce Gan, Bryan Rusk, Bryan Walker, Caitlin Kavoosifar, Caleb Grisell, Calvin Fiendell, Cameron Lee, Cameron Taylor, Camille van Horne, Caroline Hendrix, Casey Aden-Wansbury, Catherine Moore, Chad Kunselman, Chang Hyune Lee, Chang Liu, Charan Mahesan, Charlotte Healow, Chatelaine Cheung, Chelsea Yaw, Chetan Solur, Chih Hsien Wu, Chris Rogers, Chris Segura, Christen Badenhop, Christina Hall, Christina Loo, Christopher Benjamin, Christopher Cope, Christopher Jones, Christopher Nolan, Christopher Ogbah, Christopher Rudnick, Christopher Simmons, Christopher Tom, Christopher Whitsett, Christopher Wong, Christy Wallace, Chun-Che Wang, Chung Peng Huang, Clement Jordan, Connie Daley, Connor Hutchinson, Corlyn Gomez, Craig Krause, Dain LaFrance, Dan Shilov, Dani Dayan, Dani Dudeck, Daniel Acuna, Daniel Danker, Daniel Furtado, Danielle Ritter, Danna Weintraub, Daron Fowlks, Darren Johnson, Darryl Koh, Dave White, David DeRobbio, David Healy, David Hsu, David Ladowitz, David McIntosh, David Zhang, Dayle Lyng, Deirdre Magrane, Dennis Deng, Derek Knerr, Devlina Das, Diana Lee, Diego Betelu, Djordje Gluhovic, Dmytro Solomadin, Dongqing Yu, Donn Burdick, Donna Nall, Doug Watt, Douglas Hyde, Dov Schnaider, Edison Lin, Edmund Coleman, Elizabeth Bleser, Elizabeth Reichert, Elizabeth Tomori, Elliott Joo, Emiko Someya, Emily Geller, Emily Peek, Eniola Lasisi, Eric Bouris, Eric Chee, Erica Slayton, Erik Wolfe, Erika Honerkamp, Esther Vasiete Allas, Eunice Tsui, Eva Sippola, Fabien Mouvet, Fnu Quratulain, Francois Blavoet, Francois Campbell, Franziska Baral, Gabe De Oliveira, Gaow Suwannukul, Gowri Rajeev, Graham Adeson, Graham Edward, Grant Johnson, Greg Damiani, Gregory Lyons, Guanghua Shu, Hagen Green, Haixun Wang, Han Li, Hang Li, Hao Zheng, Hao Zhou, Harshil Chahal, Heather Kirchner, Heather Rivera, Hin-Seng Pang, Huan Ma, Hunter Muir, Hyun Jee Son, Ian Lu, Illia Shatravka, Isadora Tran, Jaclyn Tandler, Jacob Blau, Jacqueline Bakes, Jacqueline Green, Jake Stamell, Jake Weinreb, James Chalmers, James Huang, James Matthews, James Tsai, Jamie Baron, Jamison Hyman, Janette Heininger, Jason Kemp, Jatin Behl, Jenna Defabio, Jennifer OShaughnessy, Jennifer Sinha, Jennifer Yin, Jeong Woo, Jessamine Johnson, Jessica Roey, Jessica Schteiden, Jessica Westermeier, Jessica Wren, Jhonny Barrios, Jia Wen Dong, Jian Kun Song, Jian Li, Jian Wang, Jiaqi Yu, Jin Tang, Jin Zhang, Joanna Church, Jodi Montoya, Joe Feghali, John Adams, John Meagher, Jonathan Gu, Jordan Barr, Jorge Ospina, Joseph Gesick, Joseph Ohara, Joseph Olivier, Joseph Rustad, Josh Rider, Joshua Beckwith, Joyce Larkins, Juan Mantica, Justin Miller, Justin Monsewicz, Justin Park, Justin Poole, Justine Mar, Kae Saeteurn, Kaitlyn Matta, Karen Johnson, Karen Lowe, Karthik Ravishankar, Kate Marsella, Kathleen Boughton, Kathryn Wesely, Kathryn Zyskowski, Keanson Ye, Keith Kirk, Keith Lazuka, Kelly Bastyr, Kelly Ko, Kelly Pakula, Kelsey Mauchley, Kelsey McCoy, Kenda DiGloria, Kenneth Krupa, Kenneth Kwok, Kesava Indla, Kevin Aiken, Kevin Green, Kevin Lei, Kevin Meng, Kevin Oneil, Kexin Zhu, Khanh Luc, Kim Fritz, Konrad Miziolek, Kristen Forester, Kristin Pugliese, Kyle Lydon, Laith Azer, Laura Jones, Lauren Pelusi, Leah Sofnas, Lesley Schaser, Leticia Molina, Li Tan, Liang Chen, Lin Gao, Lisa Dunlop, Logan Murdock, Logan Turban, Lucas Irvine, Lucy Zhou, Lydia Kung, Lynn Fink, Madelyn Montoya, Maksym Brodin, Manjinder Kaur, Marcelo Wesseler, Marco Montagna, Maria Jackson, Mariam Sawires, Mark Rapanut, Mark Schweikhart, Martin Siewert, Mary Ellen Brown, Mary Somyak, Maryam Ghofraniha, Maryana Rosenberg, Mat Blumenthal, Matteo Giavazzi, Matthew Castle, Matthew Darcy, Matthew Goff, Matthew Olpinski, Matthew Van Liedekerke, Mei Chen, Mei-Mei Or, Mia White, Michael Cowley, Michael Dougal, Michael Lombardi, Michael McLernon, Michael Restiano, Michael Righi, Michael Wittig, Michelle McRae, Mik Kurian, Ming He, Mingzhe Zhuang, Mohammad Abdul-Rahim, Mohammad Ahmed, Mohit Gupta, Monta Shen, Morgan Ohara, Mostafa Abdelraouf, Naga Venkata Kasireddy, Nan Cao, Nancy Burrows, Naomi McGehee, Natasha Kapadia, Nathan Kupp, Nathaniel Bower, Neel Ajjarapu, Nicholas Gajewski, Nicholas Sturm, Nicholas Wargnier, Nicolas Resnik, Nikhil Gupta, Nikita Bali, Nikshep Saravanan, Nishad Prakash, Nurain Alicharan, Oleksandr Snurnikov, Oleksii Stepanian, Oliver Chan, Olivia Quintin-Rodriguez, Orit Shamir, Pak Tao Lee, Parth Bhoiwala, Patrick Balbierz, Patrick Campolo, Paul Guth, Pedro Tanure Veloso, Peng Huang, Peter Kotsopoulos, Peter McCullagh, Philip Lowe, Phuc Vo, Pierce White, Pooja Shrestha, Pranay Laxmipuram, Priyalakshmi Annamalai, Qian Chen, Qiao Jiang, Rachel Tarelin, Radhika Anand, Rajit Kapur, Ramon Duran, Ray Riccio, Raymond Zhuang, Rebecca Grimm, Rebecca Riso, Rebecca Yoshiyama, Rebecca Younis, Reetika Reddy, Rex McConnell, Reza Faturechi, Richard Kremer, Rishab Saraf, Rishikesh Yardi, Robert Border, Robert Boyle, Robert Dunne, Robert Paige, Robin Nakka, Rogelio Magana, Rohan Salantry, Rohan Singh Bondili, Ronnel Reyes Estrada, Rory Shevin, Roxanne Ortega, Ruby Ravi, Rui Feng, Russell Lauletta, Ryan Conway, Ryan Hamburger, Ryan Martin, Sachindra Sharma, Samantha Lavin, Samuel Lederer, Sanchari Roy, Sandhya Talwalker, Sanu Dhillon, Sara Evans, Sara Hammel, Sara Starck, Sarah Benoit, Sarah Huffman, Sarah Johnson, Sarah Mastrorocco, Sarah Monroe, Satish Boggarapu, Saumitra Maheshwari, Scott Newton, Sean Gallagher, Sean Nichols, Sergiy Korytko, Seth Clark, Shaily Kashyap, Shannon Webster, Shaun Maharaj, Shengchen Lin, Shengwen Fang, Shih-Ting Lin, Shihuan Liu, Shivendra Kishor, Shouvik Dutta, Shuai Wang, Siddharth Bhatia, Simon Ditner, Siri Teja Uppalapati, Sivaram Sukumar, Sofia Perez, Sonal Jain, Sonya Stahl,

Soren Zeliger, Spencer Schack, Srinivasa Shashank Nuthakki, Stephanie Ho, Stephanie Housmans, Stephen Munday, Steve Chariyasatit, Steven Deepee, Steven Gerdes, Susie Thompson, Suzanne Skop, Syed Wasi Rizvi, Taylor Erin, Taylor Oliva, Tejas Bisen, Teodor Lefter, Terry Lung, Theodoros Kokkinias, Thi Pham, Thien Phan, Thomas Bligh, Thomas Boyd, Thomas Joyce, Thomas Kim, Thomas Maguire, Thomas McNeil, Tiffany Llano, Tiffany Martin, Timothy Allen, Toban Wiebe, Toni Toth, Trang Ho, Travis Bashir, Trevor Holliday, Tristen Zimmerman, Tyler Monteferrante, Tyler Young, Uladzimir Bahatyrevich, Ulices Zuniga Reyes, Usman Gul, Vadim Zilberleyb, Vanny Wu, Varouj Chitilian, Veronica Yu, Victor Doss, Victor Siavichay, Victoria Pollard, Victoria Spiegel, Vijay Kumar Manchuri, Vincent Tu, Walter Tuholski, Wei Gao, Weiyue Li, Wendi Zeng, Wideet Shende, William Halbach, William Mangum, Xiang Li, Xiangdong Liang, Xiaochen Wang, Xiaofan Xu, Xin Shen Yong, Yao Zhou, Yazen Alani, Yen-chieh Huang, Yichen Fan, Yifan Xu, Yile Liu, Yimei Chen, Yiming Xu, Yinghan Fu, Yiwen Luo, Young Choi, Yuchen Wu, Yuean Gong, Yueyao Zhu, Yueyi Sun, Yunfei Wang, Zachary Melin, Zachary Wu, Zain Kabani, Zhen Liu, Zhiyi Fan, Ziyun Li, Zoheb Hajiyani, Zongkun Liu, and Zuhair Ansari.

(6)	Includes 473 unnamed non-affiliate persons, each of whom holds less than 1,000 shares of our common stock. Each of these persons beneficially owns less than 1% of our common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares being offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The financial statements as of December 31, 2021 and 2022 and for each of the three years in the period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on September 15, 2023 (File No. 333-274213), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

•

The Registrant’s Prospectus to be filed with the SEC on or about September 19, 2023 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-274213); and

•

The description of the Registrant’s common stock which is contained in a Registration Statement on Form 8-A filed with the SEC on September 14, 2023 (File No. 001-41805) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at investors.instacart.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Maplebear Inc., Attention: Secretary, 50 Beale Street, Suite 600, San Francisco, California 94105, (888) 246-7822.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) Amendment No.  2 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on September 15, 2023 (File No. 333-274213), which contains the audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The Registrant’s Prospectus to be filed with the Commission on or about September 19, 2023 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-274213).

(c) The description of the Registrant’s common stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on September 14, 2023 (File No. 001-41805) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect immediately prior to the closing of the initial public offering permits indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect immediately prior to the closing of the initial public offering provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements that it has entered into or will enter into with its directors and officers may discourage stockholders from bringing a lawsuit against its directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit it and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith

4.1	Twelfth Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1	333-274213	3.1	August 25, 2023

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1/A	333-274213	3.3	September 11, 2023

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-274213	3.2	August 25, 2023

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1/A	333-274213	3.4	September 11, 2023

4.5	Form of Common Stock Certificate of the Registrant.	S-1	333-274213	4.1	August 25, 2023

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	Maplebear Inc. 2013 Equity Incentive Plan, as amended, and forms of agreements thereunder.	S-1/A	333-274213	10.2	September 11, 2023

99.2	Maplebear Inc. 2018 Equity Incentive Plan, as amended, and forms of agreements thereunder.	S-1/A	333-274213	10.3	September 11, 2023

107	Filing Fee Table.					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on September 19, 2023.

MAPLEBEAR INC.

By:	/s/ Fidji Simo
Fidji Simo
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Fidji Simo, Nick Giovanni, and Morgan Fong, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fidji Simo	Chief Executive Officer and Chairperson (Principal Executive Officer)	September 19, 2023
Fidji Simo

/s/ Nick Giovanni	Chief Financial Officer (Principal Financial Officer)	September 19, 2023
Nick Giovanni

/s/ Alan Ramsay	Chief Accounting Officer (Principal Accounting Officer)	September 19, 2023
Alan Ramsay

/s/ Jeffrey Jordan	Director	September 19, 2023
Jeffrey Jordan

/s/ Meredith Kopit Levien	Director	September 19, 2023
Meredith Kopit Levien

/s/ Barry McCarthy	Director	September 19, 2023
Barry McCarthy

/s/ Michael Moritz	Director	September 19, 2023
Michael Moritz

/s/ Lily Sarafan	Director	September 19, 2023
Lily Sarafan

/s/ Frank Slootman	Director	September 19, 2023
Frank Slootman

/s/ Daniel Sundheim	Director	September 19, 2023
Daniel Sundheim